Exhibit 99.1

Mylan Shareholders Overwhelmingly Approve Agreement Implementing Acquisition of Abbott’s Non-U.S. Developed Markets Specialty and Branded Generics Business

PITTSBURGH – Jan. 29, 2015 – Mylan Inc. (Nasdaq: MYL) announced that at a Special Meeting of Shareholders held Jan. 29, 2015, Mylan’s shareholders overwhelmingly approved the agreement implementing Mylan’s pending acquisition of Abbott’s (NYSE: ABT) non-U.S. developed markets specialty and branded generics business and reorganization in the Netherlands in an all-stock transaction. The agreement implementing the transaction received the approval of approximately 98% of the votes cast and the advisory vote on the proposal regarding certain compensation matters related to the transaction received the approval of approximately 82% of the votes cast.

As previously announced, upon closing of the transaction, Abbott will transfer its non-U.S. developed markets specialty and branded generics business to a new public company organized in the Netherlands (“New Mylan”). Immediately following the transfer, Mylan will merge with a wholly owned subsidiary of New Mylan, and New Mylan will become the parent company of Mylan. The new public company will be called Mylan N.V. and will be led by the current Mylan leadership team. Under the terms of the transaction agreement, Abbott will receive 110 million shares of New Mylan upon closing, resulting in Mylan shareholders owning approximately 78% of New Mylan and Abbott owning approximately 22% of New Mylan. New Mylan’s shares will trade on Nasdaq under Mylan’s current ticker symbol, MYL.

Mylan also announced that, earlier this week, it received clearance from the European Commission (EC) under the European Union Merger Regulation for this transaction.

The closing of the transaction remains subject to the satisfaction or waiver of certain conditions under the transaction agreement. Mylan continues to expect the transaction to close in the first quarter of 2015.

Mylan Executive Chairman Robert J. Coury said, “We appreciate our shareholders’ overwhelming support of this transaction, which is expected to be immediately and significantly accretive, further diversify Mylan’s business, strengthen our commercial platform outside the United States and enhance our financial flexibility. We look forward to taking the final steps toward closing this transaction, seamlessly integrating this business with Mylan, and realizing the value inherent from the combination.”

Private Securities Litigation Reform Act of 1995 — A Caution Concerning Forward-Looking Statements

This press release contains “forward-looking statements.” These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include, without limitation, statements about the proposed acquisition (the “Transaction”) by New Mylan of both Mylan and Abbott Laboratories’ non-U.S. developed markets specialty and branded generics business (the “Business”), the expected timetable for completing the Transaction, benefits and synergies of the Transaction, future opportunities for New Mylan and products and any other statements

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regarding New Mylan’s, Mylan’s and the Business’s future operations, anticipated business levels, future earnings, planned activities, anticipated growth, market opportunities, strategies, competition, and other expectations and targets for future periods. These may often be identified by the use of words such as “will”, “may”, “could”, “should”, “would”, “project”, “believe”, “anticipate”, “expect”, “plan”, “estimate”, “forecast”, “potential”, “intend”, “continue”, “target” and variations of these words or comparable words. Because forward-looking statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the ability to meet expectations regarding the accounting and tax treatments and the timing and consummation of the Transaction; changes in relevant tax and other laws; the ability to consummate the Transaction; the conditions to the consummation of the Transaction; the integration of the Business being more difficult, time-consuming, or costly than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients, or suppliers) being greater than expected following the Transaction; the retention of certain key employees of the Business being difficult; the possibility that New Mylan may be unable to achieve expected synergies and operating efficiencies in connection with the Transaction within the expected time frames or at all and to successfully integrate the Business; expected or targeted future financial and operating performance and results; the capacity (prior to or after consummation of the Transaction) to bring new products to market, including but not limited to where Mylan or New Mylan uses its business judgment and decides to manufacture, market, and/or sell products, directly or through third parties, notwithstanding the fact that allegations of patent infringement(s) have not been finally resolved by the courts (i.e., an “at-risk launch”); the scope, timing, and outcome of any ongoing legal proceedings and the impact of any such proceedings on financial condition, results of operations and/or cash flows; the ability to protect intellectual property and preserve intellectual property rights; the effect of any changes in customer and supplier relationships and customer purchasing patterns; the ability to attract and retain key personnel; changes in third-party relationships; the impacts of competition; changes in the economic and financial conditions of the business of Mylan, New Mylan, or the Business; the inherent challenges, risks, and costs in identifying, acquiring and integrating complementary or strategic acquisitions of other companies, products or assets and in achieving anticipated synergies; uncertainties and matters beyond the control of management; and inherent uncertainties involved in the estimates and judgments used in the preparation of financial statements, and the providing of estimates of financial measures, in accordance with accounting principles generally accepted in the United States of America and related standards or on an adjusted basis. For more detailed information on the risks and uncertainties associated with Mylan’s business activities, see the risks described in Mylan’s Annual Report on Form 10-K for the year ended December 31, 2013, as updated by Mylan’s Current Report on Form 8-K filed on August 6, 2014, Mylan’s Quarterly Report on Form 10-Q for the period ended June 30, 2014, Mylan’s Quarterly Report on Form 10-Q for the period ended September 30, 2014, and its other filings with the Securities and Exchange Commission (the “SEC”). These risks, as well as other risks associated with Mylan, New Mylan, the Business and the Transaction are also more fully discussed in the Registration Statement on Form S-4 that New Moon B.V. (referred to herein as New Mylan) filed with the SEC on November 5, 2014, as amended on December 9, 2014, and as further amended on December 23, 2014, and in the proxy statement Mylan filed with the SEC on December 24, 2014, as well as the prospectus New Mylan filed with the SEC on December 24, 2014. You can access Mylan and New Mylan’s filings with the SEC through the SEC website at www.sec.gov, and Mylan strongly encourages you to do so. Mylan undertakes no obligation to update any statements herein for revisions or changes after the date of this press release.

Mylan is a global pharmaceutical company committed to setting new standards in health care. Working together around the world to provide 7 billion people access to high quality medicine, we innovate to satisfy unmet needs; make reliability and service excellence a habit; do what’s right, not what’s easy; and impact the future through passionate global leadership. We offer a growing portfolio of more than 1,300 generic pharmaceuticals and several brand medications. In addition, we offer a wide range of antiretroviral therapies, upon which approximately 40% of HIV/AIDS patients in developing countries depend. We also operate one of the largest active pharmaceutical ingredient manufacturers and currently market products in approximately 140 countries and territories. Our workforce of more than 25,000 people is dedicated to improving the customer experience and increasing pharmaceutical access to consumers around the world. But don’t take our word for it. For more information, visit mylan.com

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